Exhibit 4.28

Capital Increase Agreement

in respect of

1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.

Dated December 14, 2020

This Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd. (this “Agreement”) is made in Shanghai as of December 14, 2020 (the “Signing Date”) by and among:

A.        1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd., formerly known as Yao Fang Information Technology (Shanghai) Co., Ltd., a company limited by shares duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 913101150747824207 and registered address is at Room 805, Tower B, Building 1#, No. 977 Shangfeng Road, Tangzhen, Pudong New Area, Shanghai (the “Company” or “1 Pharmacy”);

B.        Yao Wang Corporation Limited (company number: 1918271), a limited company duly incorporated and validly existing under the laws of Hong Kong, China, whose registered address is at Unit 402, 4th Floor, Fairmont House, No. 8 Cotton Tree Drive, Admiralty, Hong Kong (the “Controlling Shareholder” or “Yao Wang”);

C.        Ningbo Youkai Business Management Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91330225MA283KBGX3 and registered address is at 3/F, northeast of Zhaohui Road and Changming Road, Xizhou Town, Xiangshan County, Zhejiang (“Youkai”);

D.        Shanghai SOE Reform & Development Equity Investment Fund Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91310000MA1FL5U017 and registered address is at 2A, Building 1#, No. 9 Zhenning Road, Changning District, Shanghai (the “SOE Reform Fund”);

E.        Ningbo Liangji Industrial Co., Ltd., a limited liability company duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 913302825839883985 and registered address is at 30 & 32, Sanhai Road, East Zone, Guanhaiwei Town Industrial Park, Cixi, Zhejiang (“Liangji”);

F.         Zhenjiang Huixin Equity Investment Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91321102MA21QR306J and registered address is at Room 301, Building 2#, Cloud Times Square, No. 259 Miaojiawan Road, Zhengdonglu Street, Jingkou District, Zhenjiang (“Huixin”);

G.        Hezhou Hongshi Equity Investment Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91451100MA5NH9YN91 and registered address is at No. 1 Tianhe Avenue, Hezhou Eco-Industrial Park, Guangxi (“Hongshi”);

H.        Shanghai Yaoxing Business Management Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91310115MA1HBBND7J and registered address is at 1/F, Building 1#, No. 977 Shangfeng Road, Pudong New Area, Shanghai (“Yaoxing”);

I.         Shanghai Yaoshu Business Management Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91310115MA1HBBGY4Q and registered address is at 1/F, Building 1#, No. 977 Shangfeng Road, Pudong New Area, Shanghai (“Yaoshu”);

J.         Xinjiang Junying Hongyin Investment Management Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91650100MA77W62Q2L and registered address is at Room 702, 7/F, Weixing Plaza, No. 473 Weixing Road, Urumqi Economic & Technological Development Zone, Xinjiang (“Junying”);

K.        Tianjin Gangling Business Management Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91120118MA07624C5F and registered address is at Room 211, 2/F, No. 1 Second Avenue, International Logistics Park, Tianjin Pilot Free Trade Zone (Tianjin Airport Economic Area) (Custody No. WK-038 by Sunwukong (Tianjin) Business Secretary Co., Ltd.) (“Gangling”);

L.        Tianjin Yaocheng Business Management Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91120118MA07637J4T and registered address is at Room 211, 2/F, No. 1 Second Avenue, International Logistics Park, Tianjin Pilot Free Trade Zone (Tianjin Airport Economic Area) (Custody No. WK-042 by Sunwukong (Tianjin) Business Secretary Co., Ltd.) (“Yaocheng”);

M.       Tianjin Yaosheng Business Management Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91120118MA07638EXR and registered address is at Room 211, 2/F, No. 1 Second Avenue, International Logistics Park, Tianjin Pilot Free Trade Zone (Tianjin Airport Economic Area) (Custody No. WK-043 by Sunwukong (Tianjin) Business Secretary Co., Ltd.) (“Yaosheng”);

N.        Tianjin Yaopeng Business Management Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91120118MA0763TJ4N and registered address is at Room 211, 2/F, No. 1 Second Avenue, International Logistics Park, Tianjin Pilot Free Trade Zone (Tianjin Airport Economic Area) (Custody No. WK-044 by Sunwukong (Tianjin) Business Secretary Co., Ltd.) (“Yaopeng”);

O.        Tianjin Yaohua Business Management Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91120118MA0764GB9D and registered address is at Room 211, 2/F, No. 1 Second Avenue, International Logistics Park, Tianjin Pilot Free Trade Zone (Tianjin Airport Economic Area) (Custody No. WK-045 by Sunwukong (Tianjin) Business Secretary Co., Ltd.) (“Yaohua”);

P.         Tianjin Yaoming Business Management Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91120118MA0764LB08 and registered address is at Room 211, 2/F, No. 1 Second Avenue, International Logistics Park, Tianjin Pilot Free Trade Zone (Tianjin Airport Economic Area) (Custody No. WK-046 by Sunwukong (Tianjin) Business Secretary Co., Ltd.) (“Yaoming”);

Q.        Tianjin Yaotian Business Management Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91120118MA07643T3G and registered address is at Room 211, 2/F, No. 1 Second Avenue, International Logistics Park, Tianjin Pilot Free Trade Zone (Tianjin Airport Economic Area) (Custody No. WK-047 by Sunwukong (Tianjin) Business Secretary Co., Ltd.) (“Yaotian”);

R.        Tianjin Yaoding Business Management Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91120118MA0763TU40 and registered address is at Room 211, 2/F, No. 1 Second Avenue, International Logistics Park, Tianjin Pilot Free Trade Zone (Tianjin Airport Economic Area) (Custody No. WK-048 by Sunwukong (Tianjin) Business Secretary Co., Ltd.) (“Yaoding”);

S.         Tianjin Yao Cheng Business Management Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91120118MA0763TN74 and registered address is at Room 211, 2/F, No. 1 Second Avenue, International Logistics Park, Tianjin Pilot Free Trade Zone (Tianjin Airport Economic Area) (Custody No. WK-049 by Sunwukong (Tianjin) Business Secretary Co., Ltd.) (“Yao Cheng”);

T.        Tianjin Yaojun Business Management Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91120118MA0763UL7P and registered address is at Room 211, 2/F, No. 1 Second Avenue, International Logistics Park, Tianjin Pilot Free Trade Zone (Tianjin Airport Economic Area) (Custody No. WK-050 by Sunwukong (Tianjin) Business Secretary Co., Ltd.) (“Yaojun”);

U.        Tianjin Yaowei Business Management Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91120118MA0763FR03 and registered address is at Room 211, 2/F, No. 1 Second Avenue, International Logistics Park, Tianjin Pilot Free Trade Zone (Tianjin Airport Economic Area) (Custody No. WK-051 by Sunwukong (Tianjin) Business Secretary Co., Ltd.) (“Yaowei”);

V.        Tianjin Yaoan Business Management Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91120118MA0767T69N and registered address is at Room 211, 2/F, No. 1 Second Avenue, International Logistics Park, Tianjin Pilot Free Trade Zone (Tianjin Airport Economic Area) (Custody No. WK-052 by Sunwukong (Tianjin) Business Secretary Co., Ltd.) (“Yaoan”);

W.       Tianjin Yaogong Business Management Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91120118MA07637T69 and registered address is at Room 211, 2/F, No. 1 Second Avenue, International Logistics Park, Tianjin Pilot Free Trade Zone (Tianjin Airport Economic Area) (Custody No. WK-053 by Sunwukong (Tianjin) Business Secretary Co., Ltd.) (“Yaogong”);

X.        SAIF Partners (Nanjing) Equity Investment Fund (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91320191MA200CDW8L and registered address is at C28, Weike Space, Building 1#, Yangtze River New Finance Creative Block, No. 396 Binjiang Avenue, China (Jiangsu) Pilot Free Trade Zone Nanjing Area (“SAIF Nanjing”);

Y.        SAIF Partners (Huangshan) Tourist Culture Industrial Development Fund (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91341000MA2RF5U44N and registered address is at No. 54 Yingbin Avenue, Tunxi District, Huangshan (“SAIF Huangshan”);

Z.        SAIF Partners (Nanjing) Hengzhun Venture Capital Fund (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91320113MA1Q0PQN4Q and registered address is at 2-3 Zidong Road, Maqun Street, Xixia District, Nanjing (“SAIF Hengzhun”);

AA.     Jiaxing Tengyuan Investment Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91330402MA28AJ2T4U and registered address is at Room 102-46, Building 2#, Fund Town, No. 1856 Nanjiang Road, Nanhu District, Jiaxing, Zhejiang (“Tengyuan”);

BB.     Shanghai Shenli Business Management Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91310230MA1HGX4E1F and registered address is at Room 527, Zone J, No. 2 Alley 921, Xinshen Road, Xinhe Town, Chongming District, Shanghai (Shanghai Fusheng Economic Development Zone) (“Shenli”);

CC.     Huasai Zhikang (Shanghai) Equity Investment Fund Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91310000MA1FL7A34H and registered address is at Room 406A, 4/F, Building 13#, No. 269 Humin Road, Minhang District, Shanghai (“Huasai”);

DD.     Shanghai Zhangjiang Torch Venture Capital Co., Ltd., a limited liability company duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 9131011505592143XK and registered address is at Room 107, Building 10#, No. 399 Keyuan Road, China (Shanghai) Pilot Free Trade Zone (“Torch”);

EE.      Shanghai Zhilin Yiqu Venture Capital Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91310109MA1G5QB1X3 and registered address is at 4/F, 391-393 East Daming Road,  Hongkou District, Shanghai (place of centralized registration) (“Zhilin”);

FF.      Shanghai Technology Venture Capital Co., Ltd., a limited liability company duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91310000132215222E and registered address is at Unit 6, 39/F (actually located on Floor 34), No. 669 Xinzha Road, Jing’an District, Shanghai (“STVC”);

GG.     Shanghai Pudong Renmin Zhaoyin Cultural Industry Equity Investment Fund Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91310000MA1FL5EN8R and registered address is at Room 3301, No. 88 South Shendi Road, Pudong New Area, Shanghai (“Renmin Zhaoyin”);

HH.     Gongqingcheng Ideate Investment Management Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91360405MA36351Q72 and registered address is at Private Fund Innovation Park, Gongqingcheng, Jiujiang, Jiangxi (“Ideate Investment”);

II.        Shanghai Zhangjiang Technology Venture Capital Co., Ltd., a limited liability company duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 913100007679066259 and registered address is at Room 209, Podium Building, Block 1, No. 3000 Longdong Avenue, China (Shanghai) Pilot Free Trade Zone (“ZTVC”); and

JJ.        Hangzhou Hengqin Investment Management Partnership (LP), a limited partnership duly incorporated and validly existing under the PRC Laws, whose unified social credit code is 91330102MA28NNR165 and registered address is at Room 190-18, No. 88-1 Yuanshuaimiao, Shangcheng District, Hangzhou, Zhejiang (“Hengqin”).

Each of SAIF Nanjing, SAIF Huangshan, SAIF Hengzhun, Tengyuan, Shenli, Huasai, Torch, Zhilin, STVC, Renmin Zhaoyin, Ideate Investment, ZTVC and Hengqin is referred to herein individually as an “Investor” and collectively as the “Investors”; Youkai, the SOE Reform Fund, Liangji, Huixin, Hongshi, Yaoxing, Yaoshu and Junying are referred to herein collectively as the “Prior Investors”; Yao Wang, the Prior Investors, Gangling, Yaocheng, Yaosheng, Yaopeng, Yaohua, Yaoming, Yaotian, Yaoding, Yao Cheng, Yaojun, Yaowei, Yaoan and Yaogong are referred to herein collectively as the “Existing Shareholders”; and each of 1 Pharmacy, the Existing Shareholders and the Investors is referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS:

1.         As of the Signing Date, 1 Pharmacy has a registered capital of RMB682‚500‚000, and Yao Wang, as the Controlling Shareholder of 1 Pharmacy, holds 90.6711% of the shares of 1 Pharmacy;

2.         Subject to and on the terms and conditions set forth herein, 1 Pharmacy intends to increase its share capital by issuing 35‚148‚785 shares to the Investors, representing RMB35‚148‚785 of its newly increased registered capital (the “New Shares”), which shall be jointly subscribed for by the Investors in such number and at such percentage of the New Shares as set opposite the relevant Investor’s name on Exhibit 1 (the “Capital Increase”);

3.         After the Completion of the Capital increase, the total share capital of 1 Pharmacy will increase from 682‚500‚000 shares to 717‚648‚785 shares, and its registered capital will increase from RMB682‚500‚000 to RMB717‚648‚785. The shareholding structure of 1 Pharmacy immediately after the Completion of the Capital increase is set out in Exhibit 2, of which, Yao Wang holds 86.2302% of the shares of the Company, and the Investors hold 4.8977% of the shares of the Company in aggregate;

4.         Prior to the Completion of the Capital increase, 1 Pharmacy has a pre-money valuation of RMB10 billion. With the addition of the Total Investment Amount of RMB515‚000,000, the post-money valuation of 1 Pharmacy will become RMB10‚515‚000,000 after the Completion of the Capital increase.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.     Definitions and Interpretation

1.1    Definitions

For purpose of this Agreement, unless otherwise specified herein, the following terms shall have the meanings set forth below:

“Amended Articles” means the articles of association of the Company as amended and jointly executed by the Existing Shareholder and the Investors;

“Business Day” means any day (other than a Saturday, Sunday or public holiday) on which the banks in China are generally open for business;

“PRC” means the People’s Republic of China, but solely for the purpose of this Agreement, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan;

“Investor” means each of the investors participating in the Capital Increase as set out in Exhibit 1, and “Investors” refer to such investors collectively;

“New Shares” shall have the meaning set out in the preamble;

“Capital Increase” shall have the meaning set out in the preamble;

“Investment Amount” shall have the meaning set out in Section 3.1;

“Total Investment Amount” shall have the meaning set out in Section 3.1;

“Closing Date” means the date on which the Investors have paid their respective Investment Amounts in full pursuant to Section 3.3;

“Completion” means the completion of the Capital Increase pursuant to Section 5.2;

“Completion Date” means the date on which the Capital Increase is completed pursuant to Section 5.2;

“Encumbrance” means any mortgage, security, pledge, lien, option, restriction, right of first refusal, preemptive right, third-party right, or any other encumbrance or security interest of any kind, or any other kind of preferential arrangement with similar effect, including without limitation transfer or retention of title;

“PRC Laws” means the laws, regulations, codes and judicial interpretations officially promulgated and published by the legislative, administrative and judicial authorities of the PRC at all levels, but solely for the purpose of this Agreement, excluding the laws,  regulations, codes, judicial interpretations and legal precedents of the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan;

“RMB” means the lawful currency of the PRC;

“Registration Authority” means the State Administration for Market Regulation or its authorized local counterparts; and

“Event of Force Majeure” means any event or circumstance unforeseeable by and beyond the control of a Party, including without limitation natural disaster, war, terrorism, riot, sabotage, civil disturbance, blockade, fire, explosion, flood, accident, government act and strike.

1.2       Interpretation

(1)       Section headings used herein are for convenience only and shall not affect the interpretation of this Agreement.

(2)       Unless the context otherwise requires, if the day on which any right or obligation hereunder must be exercised or performed is not a Business Day, such right or obligation shall be exercised or performed on the next Business Day.

(3)       References to time are to Beijing time of the PRC.

(4)       The word “hereof” or other words of similar import refer to this Agreement as a whole and not to any particular Section. Unless otherwise expressly provided herein, the term “including” shall be construed to be “including without limitation”, regardless of whether it is actually followed by “without limitation”.

(5)       References to this Agreement include this Agreement and its amendments, modifications, supplements, replacements and/or restatements in whatever form made from time to time. Unless the context otherwise requires, references to sections, paragraphs, subparagraphs and exhibits are to sections, paragraphs and subparagraphs of and exhibits to this Agreement.

2.     Capital Increase

2.1       The Investors shall subscribe for 35‚148‚785 New Shares in aggregate at the price of RMB14.652 per share in cash, representing RMB35‚148‚785 of the newly increased registered capital of the Company, or 4.8977% of the shares of the Company after the Completion of the Capital Increase. The respective number of the New Shares subscribed for by each Investor and the amount of registered capital and shareholding percentage represented by such New Shares are set out in Exhibit 1.

2.2       The Parties agree that the Company’s pre-money valuation is RMB10 billion, and acknowledge that the Total Investment Amount is RMB515‚000,000, so the Company’s post-money valuation will become RMB10‚515‚000,000 after the Completion of the Capital increase.

3.     Payment

3.1       Investment Amount

With respect to 35‚148‚785 New Shares, representing RMB35‚148‚785 of the newly increased registered capital of the Company, to be subscribed for by the Investors, the total price payable by the Investors shall be RMB515‚000,000 (the “Total Investment Amount”), of which, RMB35‚148‚785 shall be recorded in the registered capital of the Company, and the balance shall be recorded in the capital reserve of the Company. The respective number of the New Shares subscribed for by each Investor, and the amount of registered capital represented by such New Shares, the amount payable for such New Shares (the “Investment Amount” of such Investor) and the portion of the Investment Amount paid by each Investor that will be recorded in the capital reserve of the Company are set out in Exhibit 1.

3.2       Use of the Investment Amount

Unless otherwise provided herein or agreed by the Parties, the Company shall use the Investment Amount solely for the conduct of its main business, including investment in technologies, expansion of the current business and investment in innovative business, among others, and not for any other purpose without the prior written consent of the Investors.

3.3       Payment

(1)       The Investors shall, severally but not jointly, pay their respective Investment Amounts in full to the bank account designated by the Company within five (5) Business Days after the satisfaction of each of the following conditions:

i.    after this Agreement takes effect, the Company shall have delivered to the Investors copies of the resolutions of its board of directors and shareholders’ meeting approving the Capital Increase, and the Amended Articles or the relevant amendment to the articles of association of the Company (as applicable), in each case, stamped with the seal of the Company; and

ii.   as of the Closing Date, all representations and warranties made by the Company and the Existing Shareholders herein shall remain true, accurate and complete, and the Company and the Existing Shareholders shall have performed their respective covenants that are required to be performed on or prior to the Closing Date, and have not engaged in any act in violation of the provisions hereof that may hinder the Qualified IPO.

The bank account designated by the Company for collecting the Investment Amounts hereunder is as follows:

Account name: 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.

Account number: 121911552610808

Bank: China Merchants Bank Dongfang Sub-Branch of Shanghai

(2)       If any Investor fails to pay its Investment Amount in full within the time limit set forth in Section 3.3(1), the Company shall have the right to impose a penalty on such Investor in an amount equal to 25% of the Investment Amount payable by such Investor, and if such Investor still fails to pay its Investment Amount in full within five (5) Business Days after the date of receipt of written notice from the Company requesting it to do so, to rescind this Agreement with such Investor by giving written notice to it.

(3)       Within five (5) Business Days after the Investors have paid their respective Investment Amounts in full, the Company shall deliver to each Investor a copy of its updated register of shareholders. Within five (5) Business Days after the Investors have paid their respective Investment Amounts in full and provided all information required for the alteration registration in connection with the Capital Increase, the Company shall go through the applicable alteration registration procedures with the competent administration for industry and commerce. If the Company fails to go through the alteration registration procedures or provide the Investors with its updated register of shareholders pursuant to this Section 3.3(3), the Investors shall have the right to request the Company to pay them a penalty in an amount equal to 25% of the Investment Amount paid by the Investors, and if the Company still fails to perform such obligations within five (5) Business Days after the date of receipt of written notice from the Investors requesting it to do so, to rescind this Agreement by giving written notice to the Company, and request the Company to return all Investment Amounts paid by the Investors and pay the Investors a penalty as stated above within five (5) Business Days after the date of receipt of such written notice.

4.     Warranties and Covenants

4.1       The Company and the Controlling Shareholder hereby warrant and covenant to the Investors that:

(1)       the Company is duly incorporated and validly existing under the PRC Laws;

(2)       the Controlling Shareholder is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, without major violations of laws and regulations;

(3)       each of the Company and its consolidated subsidiaries and other entities controlled by the Company by contract has obtained all qualifications, permits and licenses required for its production and operation, which are not subject to any revocation or withdrawal, and will not become non-renewable upon expiration thereof, except for any qualification, permit or license the grant of which is not supported by the applicable local policies;

(4)       unless otherwise disclosed to the Investors prior to the Signing Date, none of the Company and its consolidated subsidiaries and other entities controlled by the Company by contract or any director, supervisor or executive of the Company is involved in any administrative penalty, pending litigation or potential dispute or controversy that may hinder the Qualified IPO;

(5)       the Company and the Existing Shareholders have full power, right and authority to execute, deliver and perform this Agreement;

(6)       the execution, delivery and performance of this Agreement will not result in any violation by the Company of any applicable laws, rules or regulations or the provisions of any material contract document binding on the Company;

(7)       the shares acquired by the Investors through the Capital Increase are free and clear of all Encumbrances; and

(8)       all documents, data and information provided by the Company and the Existing Shareholders to the Investors prior to and after the Signing Date at the reasonable request of the Investors are true, accurate and free from any material omission or misleading statement.

4.2       Each Investor hereby warrants and covenants to the Company that:

(1)       it is duly incorporated and validly existing under the PRC Laws, neither it nor any of its shareholders is a contract-based private fund, asset management plan or trust plan, and it is qualified as a shareholder under the PRC Laws;

(2)       it has full power, right and authority to execute, deliver and perform this Agreement;

(3)       the execution, delivery and performance of this Agreement will not result in any violation by it of any applicable laws, rules or regulations or the provisions of any material contract document binding on it; and

(4)       it has sufficient funds available for the Capital Increase, which come from legal sources.

5.     Completion of the Capital Increase

5.1       The Company shall go through the applicable alteration registration procedures in connection with the Capital Increase with the competent administration for industry and commerce within five (5) Business Days after the Investors have paid their respective Investment Amounts in full and provided all information required for the alteration registration, and endeavor to complete all alteration registration, filing and reporting procedures with the competent market supervision administration and commerce authority in connection with the changes in its registered capital, shareholding structure, articles of association and other matters relating to the Capital Increase (the “Government Procedures”) prior to December 31, 2020.

For the purpose stated above, the Investors shall use their best endeavors to provide the Company with all necessary assistance required in connection with the Government Procedures, including without limitation execution of the relevant documents and performance of the necessary procedures.

5.2       The Completion of the Capital Increase shall be contingent on the payment of the receptive Investment Amounts by the Investors to the Company in full.

5.3       Limit on the shareholding percentage of the Investors

The Investors agree and acknowledge that, without the prior written consent of the Company, the total equities or shares directly or indirectly held by the Investors and their respective affiliates and/or concert parties, if any, in the Company in any manner shall in no event exceed 5% of the registered capital or total shares of the Company at any time after the Completion of the Capital Increase and till the completion of the Qualified IPO (as defined below) of the Company. Notwithstanding the foregoing, the Investors may hold more than 5% of the registered capital or total shares of the Company to the extent resulting from any exercise of their rights under Sections 6.1 and 6.2.

5.4       After the Completion of the Capital Increase, for purpose of consummating the Qualified IPO, the Parties agree to cooperate with the Company to take or do, or cause to be taken or done, all necessary or appropriate actions or things in accordance with the relevant examination requirements of the Shanghai Stock Exchange (the “Exchange”), the China Securities Regulatory Commission and other competent regulatory authorities, including without limitation amendment, modification or termination of the relevant provisions hereof. The Parties agree that the provisions of Section 6 shall automatically become effective again upon occurrence of any event described in Section 11.1(2).

6.     Rights and Obligations of the Shareholders

Each Investor shall, from the date it has paid its Investment Amount to the Company in full, enjoy the rights and assume the obligations as a shareholder of the Company to the extent of its subscribed shares of the Company, pursuant to the provisions of the PRC Laws, listing-related regulatory rules, this Agreement and the Amended Articles.

For the avoidance of doubt, the rights and obligations of the Prior Investors under the Capital Increase Agreement entered into by and among Yao Fang Information Technology (Shanghai) Co., Ltd., Yao Wang and the Prior Investors on August 10, 2020 shall remain in full force and effect.

6.1       Preemptive right

(1)       If, during the period from the Completion of the Capital Increase and till the date the Company formally submits an application for Qualified IPO to the Exchange, the Company intends to increase its registered capital by offering any warrants, convertible bonds, or other securities convertible into the shares of the Company or other equity interests or otherwise, each shareholder of the Company shall have the preemptive right to subscribe for such newly increased registered capital in proportion to its actual capital contribution to the Company then (the “Preemptive Right”).

Subject to Section 6.1(2), the Company shall first deliver to each shareholder a notice (the “Capital Increase Notice”), setting forth the proposed amount, subscription price, terms of payment, closing conditions and other information in respect of the newly increased registered capital. Within ten (10) Business Days following receipt of the Capital Increase Notice from the Company, any shareholder electing to exercise its Preemptive Right (each a “Subscribing Shareholder”) shall notify the Company in writing of its intention to exercise the Preemptive Right and the amount it intends to subscribe for. If the total amount that the Subscribing Shareholders intend to subscribe for exceeds the amount of the newly increased registered capital, they shall subscribe for the newly increased registered capital in proportion to their respective shareholder percentages then at the same subscription price and on the same conditions.

(2)       The Subscribing Shareholders’ Preemptive Right shall not apply to any newly increased registered capital:

(a)       issued for purpose of implementing the Employee Incentive Plan contemplated by Section 7; or

(b)       issued to all shareholders of the Company (including the Investors) as a result of capitalization of the unappropriated profits or capital reserve or otherwise.

(3)       After all shareholders have fully exercised their respective Preemptive Right, the Company may sell or issue the remaining newly increased registered capital (if any), that has not been subscribed for by the shareholders, to any third party.

(4)       Each of the Existing Shareholders agrees to waive its Preemptive Right in respect of the Capital Increase.

6.2       Anti-dilution protection

(1)       Subject to the provisions hereof, if, after the Completion of the Capital Increase, the Company issues any additional shares at a price lower than the price per share paid by the Investors to the Company in the Capital Increase, the shares held by the Investors shall be adjusted using the broad-based weighted average calculation, so that the price per share of all shares held by the Investors in the Company will not be higher than the price per share offered by the Company to the subsequent investors subscribing for the newly increased registered capital (the “Anti-dilution Adjustment”), taking into account any share split, distribution of dividends, consolidation of shares or restructuring of the Company (if any).

(2)       After the Anti-dilution Adjustment, each Investor shall have the right to adjust its shareholding percentage in the Company to such percentage of the shares of the Company that its Investment Amount can purchase at the price per share as adjusted.

(3)       Where it is necessary to make an Anti-dilution Adjustment, to the extent permitted by law, the Investors shall have the right to: (i) subscribe for the newly increased registered capital of the Company at the nominal price of RMB1 or the lowest price permitted by law; (ii) request Yao Wang to transfer such number of shares as required to effect the Anti-dilution Adjustment at the nominal price of RMB1 or the lowest price permitted by law; or (iii) receive other compensation available under the law. If an Investor elects to acquire compensatory shares at the nominal price of RMB1, but is unable to effect the same due to the restrictions of the applicable laws, when the Investor enters into the relevant agreement for transfer of compensatory shares with Yao Wang or subscription agreement with the Company (as the case may be) pursuant to which the Investor has the obligation to pay certain consideration, Yao Wang or the Company shall issue a written waiver to the satisfaction of the Investor, releasing the Investor from the obligation to pay the consideration for such compensatory shares.

(4)       Notwithstanding the foregoing, the Investors shall not enjoy the anti-dilution protection stated above when the Company issues any newly increase registered capital for purpose of implementing the Employee Incentive Plan contemplated by Section 7.

6.3       Restrictions on share transfer

(1)       Without the written consent of the Investors, prior to the consummation of a Qualified IPO by the Company, Yao Wang shall not, directly or indirectly, transfer (for the avoidance of doubt, including without limitation transfer by agreement that is not required to be registered with the Company’s Registration Authority), assign, donate, substitute, exchange, place into trust, appoint a nominee to hold, contribute, surrender, pledge, encumber or otherwise dispose of any shares held by it in the Company or any interests therein, which will result in a change of control over the Company.

(2)       Without the prior written consent of the Company, neither Investor may directly or indirectly transfer any share of the Company to any entity competing with the Company as listed in Exhibit 3 (each a “Competitor”) or any of its affiliates.

(3)       To the extent that the Company submits an application for listing on the Shanghai Stock Exchange’s Sci-Tech innovAtion boaRd (the “STAR Market”) to the Exchange prior to April 30, 2021, each Investor acknowledges and agrees that pursuant to the Q&A on the Review of Applications for Listing of Stocks on the Sci-tech Innovation Board of the Shanghai Stock Exchange (II), it shall covenant in the application for listing on the STAR Market submitted by the Company that within 36 months after the completion of the alteration registration procedures in connection with the Capital Increase with the competent administration for industry and commerce or such other period as required by the applicable laws and regulations, it will not transfer or appoint another person to manage the shares held by it in the Company in any manner, or request the Company to redeem such shares. After the expiration of such period, the shares held by the Investors in the Company, except for those subject to any mandatory prohibition on sale pursuant to the applicable laws, will become tradable on the relevant market, provided that the Investors shall strictly comply with the applicable laws, administrative regulations, department rules, codes and the relevant provisions of the Exchange and other competent regulatory authorities, and perform the relevant obligation of information disclosure. If the Company fails to submit its application for listing on the STAR Market within such time limit, the lock-up period for the shares held by the Investors shall be subject to the applicable laws, regulations and codes then in effect.

6.4       Right of first refusal

(1)       Subject to Section 6.3, if any shareholder (the “Transferring Shareholder”) intends to transfer all or part of the shares held by it in the Company directly or indirectly (the “Offered Shares”) to any third party who is not a shareholder of the Company (the “Proposed Transfer”), the shareholders other than the Transferring Shareholder (the “Other Shareholders”) shall have the right to purchase the Offered Shares at the same price and on the same terms and conditions as are offered to such third party (the “Right of First Refusal”). The Transferring Shareholder intending to make the Proposed Transfer shall deliver to the Other Shareholders a written notice (the “Transfer Notice”), which shall specify: (i) details of the Offered Shares, including without limitation percentage of the registered capital that the Offered Shares represent, transfer price and terms of payment of the transfer price; (ii) identity of the person to acquire the Offered Shares, including without limitation his name, actual controller and scope of business (if applicable); and (iii) main terms and conditions of the Proposed Transfer. The Transfer Notice shall constitute an offer by the Transferring Shareholder to the Other Shareholders in respect of the Offered Shares.

(2)       Notwithstanding the foregoing, the Right of First Refusal shall not apply to:

(a)       any share transfer made for purpose of implementing the Employee Incentive Plan contemplated by Section 7; or

(b)       any transfer of shares by the Transferring Shareholder to any of its affiliates, provided that: (i) such affiliate shall enjoy the rights and assume the obligations in respect of the shares acquired by it from the Transferring Shareholder, and be bound by this Agreement, the articles of association of the Company and other applicable documents; (ii) such affiliate is not a Competitor of the Company; (iii) the Transferring Shareholder shall notify the Company and the other Shareholders at least ten (10) Business Days prior to such transfer; (iv) the Transferring Shareholder shall provide the Other Shareholders with proofs in writing showing that such transferee is an affiliate of the Transferring Shareholder meeting the conditions set forth above; and (v) the Transferring Shareholder shall cause such transferee to remain an affiliate of the Transferring Shareholder at any time after the completion of such transfer.

(3)       Within twenty (20) days after receiving the Transfer Notice (the “Offer Period”), each Other Shareholder may give a written notice (the “Acceptance Notice”) to the Transferring Shareholder to accept such offer, and purchase all or part of the Offered Shares in preference to such third party. If the aggregate number of shares that the Other Shareholders intend to purchase exceed the number of the Offered Shares, the Company shall limit the proportion of the Offered Shares that each Other Shareholder has the right to purchase to the lower of: (i) the proportion of the Offered Shares that such Other Shareholder intends to purchase as specified in its Acceptance Notice; and (ii) the ratio of the paid-in registered capital held by such Other Shareholder to the registered capital of the Company at the date of the Transfer Notice. During the Offer Period, the Transferring Period shall promptly provide the Other Shareholders with the information about the business and financial conditions of the transferee that may be reasonably requested by any Other Shareholder for the purpose of determining whether or not to exercise the Right of First Refusal.

6.5       Right of co-sale

(1)       If Yao Wang, as the Transferring Shareholder, intends to transfer any shares held by it in the Company (except for any transfer for purpose of implementing the Employee Incentive Plan) to any third party other than any of its affiliates or the Other Shareholders (the “Transferee”), and the Other Shareholders elect not to exercise their Right of First Refusal, each Investor shall have the right to deliver a written notice (the “Co-sale Notice”) after receiving the Transfer Notice, but in any event within the Offer Period set forth in Section 6.4, requesting the Transferee to purchase the shares held by such Investor in the Company corresponding to the paid-in registered capital held by such Investor then (the “Right of Co-sale”), to the extent of the relative ratio of the paid-in registered capital held by such Investor then to that held by Yao Wang then (the “Co-sale Percentage”), and specifying the proportion of the shares proposed to be transferred to the registered capital in the Co-sale Notice.

(2)       The number salable by an Investor through the exercise of the Right of Co-sale is equal to the number of shares that Yao Wang proposes to sell multiplied by such Investor’s Co-sale Percentage, which is equal to the paid-in registered capital held by such Investor divided by the sum of the total paid-in registered capital held by the Investors electing to exercise their Right of Co-sale and the paid-in registered capital held by Yao Wang.

(3)       The failure of an Investor to deliver a Co-sale Notice within the Offer Period or exercise its Right of First Refusal pursuant to Section 6.4 shall be deemed to be a waiver of its Right of Co-sale.

(4)       Notwithstanding the foregoing, if such proposed sale of share by Yao Wang is sufficient to result in a change of actual control over the Company, including without limitation acquisition of all shares of the Company by a third party, each Investor shall have the right to transfer the shares held by it in the Company in preference to Yao Wang, in which case the consummation of the share transfer between Yao Wang and the Transferee shall be contingent on the transfer of all of the shares held by the Investors in the Company to such Transferee.

(5)       If any Investor elects to exercise its Right of Co-sale, but the other shareholders waive their Right of First Refusal in respect of the shares proposed to be sold by Yao Wang and such Investor, Yao Wang shall ensure the exercise of such Right of Co-sale by reducing the amount of shares sold by it or otherwise. If any Investor elects to exercise its Right of Co-sale pursuant to this Agreement, but the Transferee refuses to purchase the shares from such Investor, or fails to obtain any necessary consent, approval or waiver from any third party, including any government authority, as a result of which such Right of Co-sale fails to be exercised, Yao Wang shall not sell any shares held by it in the Company to the Transferee. Any transfer of shares by Yao Wang in violation of this Section 6.5 shall be null and void.

6.6       Right of exchange

If the Company proposes to adjust the listed entity and arrange for any of its affiliates to apply for the initial public offering and listing of its shares, each Investor shall have the right to request the Company to allow such Investor to exchange the shares held by it in the Company into such number of the shares of such proposed listed entity that will cause such Investor to hold the same percentage of shares in such proposed listed entity as it holds in the Company, without any additional cost to such Investor or at such price as requested by such Investor, subject to the applicable laws and regulations. If the proposed listed entity is an offshore company, and any Investor waives its right of exchange as stated above, to the extent permitted by the PRC Laws, such Investor shall have the right to request Yao Wang to redeem all or part of the shares then held by it in the Company (the “Redeemed Shares”) at such price and in such manner as set forth in Section 6.9, provided that such Investor shall give at least ninety (90) days’ notice of redemption to Yao Wang in writing, so that Yao Wang will have sufficient time to arrange such redemption. The Company shall assume the liability for guaranteeing the performance of such obligation of redemption by Yao Wang.

6.7       Equal treatment

If, after the Completion of the Capital Increase, the Company admits any new shareholder at a price not higher than the post-money valuation of the Company immediately after the Completion of the Capital Increase (the “Post-money Valuation”), as a result of which any shareholder of the Company, whether existing presently or admitted after the date of this Agreement, enjoys any rights more favorable than those granted to the Investors under this Agreement and other transaction documents or any additional right which the Investors do not have (the “More Favorable Terms”), the Investors shall be automatically entitled to such More Favorable Terms. In such case, the Parties shall enter into a separate agreement or amend or supplement this Agreement, to ensure such More Favorable Terms apply to the Investors. If, after the Completion of the Capital Increase, the Company admits any new shareholder at a price higher than the Post-money Valuation, and such new shareholder gets More Favorable Terms which are apparently unfair commercially, the Investors shall also be entitled to such More Favorable Terms. In such case, the Parties shall enter into a separate agreement or amend or supplement this Agreement, to ensure such More Favorable Terms apply to the Investors.

6.8       Qualified IPO of the Company

The Parties agree to use their best endeavors to procure the completion of the initial public offering and listing of the shares of the Company on the STAR Market of the Shanghai Stock Exchange (the “Qualified IPO”, which shall be deemed to have occurred when the shares of the Company are officially listed and traded on the Exchange) no later than June 30, 2023 or such other date as agreed by the Parties in writing (the “Expected Date of Listing”).

The Company wishes to formally submit an IPO application to the Exchange within fifteen (15) months following the Completion of the Capital Increase with the cooperation of the relevant securities company, law firm, accounting firm and other intermediaries.

6.9       Right of Redemption

(1)       If the Company fails to complete the Qualified IPO as of the Expected Date of Listing, the covenant on the lock-up of shares made by the Investors pursuant to Section 6.3(3) shall automatically cease to be effective, and from the date immediately following the Expected Date of Listing or such later date as agreed pursuant to Section 6.8, to the extent permitted by the PRC Laws, each Investor shall have the right to request Yao Wang to redeem all or part of the shares held by it in the Company then (“Redeemed Shares”) at such price and in such manner as set forth in Section 6.9(2), provided that such Investor shall give at least ninety (90) days’ notice of redemption to Yao Wang in writing, so that Yao Wang will have sufficient time to arrange such redemption. The Company shall assume the liability for guaranteeing the performance of such obligation of redemption by Yao Wang. After receiving such notice of redemption from any Investor, Yao Wang shall have the obligation to immediately notify the other Investors, to ensure all Investors can exercise their right of redemption. The Parties acknowledge that the Investors and the Prior Investors shall have equal right of redemption, and no Investor may exercise its right of redemption in preference to the other Investors even if it delivers the notice of redemption earlier than the other Investors.

The price to be paid by Yao Wang for the Redeemed Shares of any Investor pursuant to Section 6.9(1) shall be equal to the price paid by such Investor in the Capital Increase, i.e. RMB14.652 for each RMB1 of the registered capital, plus interest at a simple annual rate of 6%. If the redemption occurs at any date that is not an anniversary of the Completion Date, the interest shall be calculated on the basis of the actual period in which such Investor holds the shares of the Company. Yao Wang shall pay the Investors the redemption price as stated above within ninety (90) days after the date of receipt of the notice of redemption. The Parties further acknowledge and agree that before Yao Wang pays the redemption price to the Investors, Yao Wang shall, or cause the consolidated subsidiaries of the Company and other entities controlled by the Company by contract to, take actions to the extent permitted by the applicable laws, to raise sufficient funds to enable Yao Wang to perform its obligation of redemption under this Section 6.9. Each Party hereby agrees and undertakes to unconditionally take all measures and actions that may be required in connection with the exercise of the right of redemption by the Prior Investors and the Investors, including without limitation execution of the relevant power of attorney and share transfer agreement, and approval of the relevant resolutions.

(2)       The Investors further agree that if any Investor refuses to make a covenant on the lock-up of shares pursuant to Section 6.3(3) or cooperate with the Company to take all necessary and appropriate actions required for the completion of the Qualified IPO, or the Qualified IPO fails to be consummated as of the Expected Date of Listing solely due to any reason attributable to such Investor, Yao Wang shall have the right, by giving a written notice to such Investor within the notice period set forth in Section 6.9(1), to redeem all or part of the shares held by such Investor in the Company then, at a price equal to the price paid by such Investor in the Capital Increase, i.e. RMB14.652 for each RMB1 of the registered capital, in which case, such Investor shall take all necessary actions, including execution of all necessary documents, that may be required by the Company to complete the relevant procedures.

6.10     Information rights

After the Completion of the Capital Increase, subject to the applicable domestic and foreign laws, rules and regulatory policies, at the request of any Investor, the Company shall provide to such Investor:

(1)       prior to May 31 of each accounting year, the annual consolidated auditor’s report issued by a PRC certified public accounting firm engaged by the Company for the preceding accounting year in accordance with the accounting standards of the PRC; and

(2)       within sixty (60) Business Days after the end of each quarter, the unaudited quarterly consolidated financial statements of the Company for such quarter prepared in accordance with the accounting standards of the PRC.

7.     Employee Incentive Plan

7.1       The Parties acknowledge and agree that the Company has adopted and implemented an employee incentive plan prior to the Capital Increase. As of the Signing Date, the Company does not have any other employment incentive arrangement. The Parties understand that if the Expected Date of Listing is later than June 30, 2023, the Company may launch a new employee incentive plan, which will be submitted to the Company’s shareholders’ meeting for consideration pursuant to the Company Law and other applicable laws and regulations and the articles of association of the Company (together with the existing employee incentive plan, the “Employee Incentive Plan”). After the Employee Incentive Plan has been approved by the Company’s shareholders’ meeting, the Parties agree to take all necessary and reasonable actions, including without limitation voting in favor of the relevant resolutions (if necessary) in the relevant decision-making process of the Company, executing necessary documents and giving cooperation in completing the necessary registration procedures, to facilitate the adoption and implementation of the Employee Incentive Plan.

8.     Admission of New Investors

8.1       The Company shall have the right to admit new investors after the Completion of the Capital Increase. Subject to Sections 6.1 and 6.2, the Investors agree to cooperate with the Company to take all necessary and reasonable actions for such purpose, including without limitation voting in favor of the relevant resolutions (if necessary) in the relevant decision-making process of the Company, executing necessary documents and giving cooperation in completing the necessary registration procedures.

8.2       If the Company admits any new investor after the Completion of the Capital Increase, the agreement entered into between the Company and such new investor shall not alter any right enjoyed by the Investors hereunder, including without limitation the Preemptive Right under Section 6.1, the anti-dilution protection under Section 6.2, the Right of First Refusal under Section 6.4, the Right of Co-sale under Section 6.5, the right of exchange under Section 6.6, the equal treatment under Section 6.7 and the right of redemption under Section 6.9, subject to any amendment or supplement made pursuant to Section 6.7.

9.     Confidentiality

9.1       Each Party shall keep in strict confidence and shall not disclose or use any information contained herein or obtained or accessed by it as a result of negotiating and/or executing this Agreement, including without limitation:

(1)       the existence and terms of this Agreement;

(2)       negotiations relating to this Agreement; or

(3)       any Party hereto, or business activities conducted by any Party or any of its affiliates.

9.2       Nothing contained in this Section 9 shall prevent the disclosure or use of any information:

(1)       as required by the applicable laws, rules of the stock exchange on which the shares of any Party are listed or any competent government authority;

(2)       for purpose of any legal proceedings arising out of this Agreement or any other agreement executed under or pursuant to this Agreement, or to any tax authority in connection with the taxation affairs of the disclosing Party;

(3)       to the officers, directors, employees, attorneys, accountants, financial advisors or other agents or representatives (“Representatives”) of a Party who need to know such information for purpose of consummating the transactions contemplated by this Agreement or any other agreement executed pursuant to this Agreement, provided that such Representatives have undertaken to comply with the provisions of Section 9.1, as if they were a Party hereto;

(4)       that is publicly available, other than as a result of any violation of the non-disclosure agreement (if any) or this Agreement; or

(5)       with the prior written consent of the other Parties.

10.     Indemnification

10.1     If any Party violates any provision, warranty or covenant contained herein, the defaulting Party shall indemnify the other Parties for any and all liabilities, losses, expenses, costs, interest and penalties (including without limitation legal expenses) arising therefrom (the “Losses”), without prejudice to the other rights available to the non-defaulting Parties hereunder.

The Company and Yao Wang shall, jointly and severally, indemnify and hold harmless the Investors from and against the Losses arising out of:

(1)       any breach of the representations, warranties and covenants made by the Company and Yao Wang herein; or

(2)       any breach of the obligations of the Company and Yao Wang hereunder,

without prejudice to the other remedies available to the Investors hereunder (and the Investors shall have the right to choose the indemnifying Party).

10.2     Yao Wang, as the Controlling Shareholder, shall be ultimately responsible for all expenses incurred, whether prior to or after the Completion Date, in connection with any liabilities or contingent liabilities (except for those already disclosed by the Company) not reflected on the financial statements of the Company that may be incurred by the Company prior to the Completion Date or due to any reason arising prior to the Completion Date, which shall not be the responsibility of the Investors.

11.     Rescission and Termination

11.1     Special termination provisions

(1)       The provisions of Section 6 shall cease to be effective from the date the Company formally submits an IPO application to the Exchange.

(2)       The provisions of Section 6 shall automatically become effective again from the date the IPO application of the Company has been withdrawn by the Company or refused by the Exchange, the China Securities Regulatory Commission or other competent regulatory authorities.

(3)       This Agreement may be terminated with mutual consent of the Parties in writing.

(4)       If a Party ceases to hold any shares in the Company directly or indirectly, such Party shall no longer be bound by this Agreement.

11.2     Prior to the Completion of the Capital Increase, this Agreement may be rescinded and the transactions contemplated hereby may be terminated or cancelled if:

(1)       any Party materially breaches this Agreement and the non-defaulting Parties elect to rescind this Agreement by giving written notice to the defaulting Party;

(2)       the non-defaulting Parties delivers written notice of rescission to the defaulting Party pursuant to Section 3.3; or

(3)       the Parties unanimously agree to terminate this Agreement in writing.

11.3     Consequences of termination

Subject to Section 11.4, if this Agreement is terminated pursuant to Section 11.2 or the applicable laws, this Agreement shall cease to be effective, provided that such termination shall in no event release any Party from any liability incurred as a result of or in connection with any default or misrepresentation by such Party hereunder, or be deemed to be a waiver of any available remedy (including specific performance, if available) against such default or misrepresentation.

11.4     Survival

The provisions of Sections 9, 10, 11, 14 and 15 shall survive the termination of this Agreement.

12.     Notices

12.1     Any notice given by a Party under or in connection with this Agreement shall be made in writing and delivered to the respective Parties at the addresses or email addresses set forth in Exhibit 4, or such other address or email address for a Party as designated by such Party by a similar notice.

12.2     Any notice shall be deemed effectively given upon personal delivery to the recipient, or three (3) Business Days after deposit with an internationally recognized courier, or upon delivery to the recipient’s server if sent by facsimile or email, provided that a hard copy of the same notice shall be immediately delivered to the recipient by an international overnight courier.

13.      Force Majeure

13.1     If any Party is prevented from performing any of its duties and obligations hereunder by an Event of Force Majeure, such Party shall notify the other Parties in writing within thirty (30) days after the occurrence of such Event of Force Majeure, provide the other Parties with detailed information and proofs regarding such Event of Force Majeure, including written certificates issued by government or other competent authorities, explaining the reason for its inability to perform this Agreement, and take measures to reduce the losses arising therefrom to the maximum extent practicable.

13.2     If an Event of Force Majeure occurs, neither Party shall be liable for any damage, increased cost or loss that the other Parties may sustain by reason of failure or delay on the part of such Party to perform any of its obligations hereunder due to such event, and such failure or delay shall not be deemed to be a breach of this Agreement, provided that the Party claiming the occurrence of an Event of Force Majeure shall take appropriate measures to minimize or remove the effect of such Event of Force Majeure, and within the shortest possible time, use its best endeavors to resume performance of the obligations affected by such Event of Force Majeure.

14.     Governing Law and Dispute Resolution

14.1     The formation, validity, execution, interpretation and dispute resolution in respect of this Agreement shall be governed by the PRC Laws.

14.2    Any dispute arising out of or in connection with this Agreement, or any breach, termination or invalidity of this Agreement, shall be submitted to the Shanghai International Arbitration Center (“SHIAC”), for settlement by arbitration in Shanghai in accordance with the arbitration rules of the SHIAC in force when the arbitration notice is submitted. The language of arbitration shall be Chinese. The arbitration award made by the tribunal shall be final and binding upon the Parties.

15.     Miscellaneous

15.1     Effectiveness

This Agreement shall take effect on the date it is executed by the Parties.

15.2     Expenses

Unless otherwise provided herein, each Party shall bear its own legal and other expenses incurred in connection with the preparation, negotiation and execution of this Agreement and other transaction documents.

15.3     Amendment

Unless otherwise provided herein, any amendment, modification, waiver, rescission or termination in respect of this Agreement shall be made by a written agreement signed by the Parties.

15.4     Assignment

With the prior written consent of the Company and Yao Wang, an Investor may assign its rights and obligations hereunder to an affiliate designated by it, by giving ten (10) Business Days’ written notice to the other Parties. Subject to the foregoing, neither Party may assign any of its rights or obligations hereunder without the prior written consent of the other Parties.

15.5     Severability

If any provision hereof is held illegal, invalid of unenforceable in whole or in part under the applicable laws, such illegal, invalid of unenforceable provision or part shall not be deemed as part of this Agreement, but the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected. The Parties shall negotiate to replace such provision that is deemed to be deleted from this Agreement with a legal, valid and acceptable provision that comes closest to expressing the original intent of the Parties herein.

15.6     Waiver

Failure or delay on the part of any Party to exercise any right, power or privilege hereunder shall not operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege preclude the exercise of any other right, power or privilege.

15.7     Independence

The rights and obligations of each Investor hereunder shall constitute independent, several and not joint rights and obligations.

15.8     Version for purpose of registration with the administration for commerce and industry

For purpose of registering the relevant changes with the administration for commerce and industry, the Parties agree to cooperate with each other to execute a simple capital increase agreement separately with respect of the Capital Increase in such form as required by the administration for commerce and industry (“Standard Version”). In case of any conflict or discrepancy between such Standard Version and this Agreement, the provisions of this Agreement shall prevail.

15.9     Language and counterparts

This Agreement shall be made in Chinese and executed in thirty two (32) counterparts. Each Party shall hold one (1) counterpart, and the remaining counterparts shall be kept by the Company, for use in the relevant approval, filing and registration procedures.

(End of text)

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd. (seal)

/s/ Seal of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.

By:	/s/ Gang Yu

Name:	Gang YU

Title:	Legal representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Yao Wang Corporation Limited (seal)

/s/ Seal of Yao Wang Corporation Limited

By:	/s/ Gang Yu

Name:	Gang Yu

Title:	Authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Ningbo Youkai Business Management Partnership (LP) (seal)

/s/ Seal of Ningbo Youkai Business Management Partnership (LP)

By:	/s/ Wenyong Zheng

Name:	Wenyong Zheng

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Shanghai SOE Reform & Development Equity Investment Fund Partnership (LP) (seal)

/s/ Seal of Shanghai SOE Reform & Development Equity Investment Fund Partnership (LP)

By:	/s/ Weiguang Shou

Name:	Weiguang Shou

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Ningbo Liangji Industrial Co., Ltd. (seal)

/s/ Seal of Ningbo Liangji Industrial Co., Ltd.

By:	/s/ Liping Ruan

Name:	Liping Ruan

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Zhenjiang Huixin Equity Investment Partnership (LP) (seal)

/s/ Seal of Zhenjiang Huixin Equity Investment Partnership (LP)

By:	/s/ Bo Wu

Name:	Bo Wu

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Hezhou Hongshi Equity Investment Partnership (LP) (seal)

/s/ Seal of Hezhou Hongshi Equity Investment Partnership (LP)

By:	/s/ Zhengdong Ding

Name:	Zhengdong Ding

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Shanghai Yaoxing Business Management Partnership (LP) (seal)

/s/ Seal of Shanghai Yaoxing Business Management Partnership (LP)

By:	/s/ Ding Liu

Name:	Ding Liu

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Shanghai Yaoshu Business Management Partnership (LP) (seal)

/s/ Seal of Shanghai Yaoshu Business Management Partnership (LP)

By:	/s/ Yang Chen

Name:	Yang Chen

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Xinjiang Junying Hongyin Investment Management Partnership (LP) (seal)

/s/ Seal of Xinjiang Junying Hongyin Investment Management Partnership (LP)

By:	/s/ Yang Yang

Name:	Yang Yang

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Tianjin Gangling Business Management Partnership (LP) (seal)

/s/ Seal of Tianjin Gangling Business Management Partnership (LP)

By:	/s/ Yang Zhang

Name:	Yang Zhang

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Tianjin Yaocheng Business Management Partnership (LP) (seal)

/s/ Seal of Tianjin Yaocheng Business Management Partnership (LP)

By:	/s/ Yang Chen

Name:	Yang Chen

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Tianjin Yaosheng Business Management Partnership (LP) (seal)

/s/ Seal of Tianjin Yaosheng Business Management Partnership (LP)

By:	/s/ Yang Zhang

Name:	Yang Zhang

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Tianjin Yaopeng Business Management Partnership (LP) (seal)

/s/ Seal of Tianjin Yaopeng Business Management Partnership (LP)

By:	/s/ Yang Chen

Name:	Yang Chen

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Tianjin Yaohua Business Management Partnership (LP) (seal)

/s/ Seal of Tianjin Yaohua Business Management Partnership (LP)

By:	/s/ Yang Zhang

Name:	Yang Zhang

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Tianjin Yaoming Business Management Partnership (LP) (seal)

/s/ Seal of Tianjin Yaoming Business Management Partnership (LP)

By:	/s/ Yang Chen

Name:	Yang Chen

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Tianjin Yaotian Business Management Partnership (LP) (seal)

/s/ Seal of Tianjin Yaotian Business Management Partnership (LP)

By:	/s/ Yang Chen

Name:	Yang Chen

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Tianjin Yaoding Business Management Partnership (LP) (seal)

/s/ Seal of Tianjin Yaoding Business Management Partnership (LP)

By:	/s/ Yang Zhang

Name:	Yang Zhang

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Tianjin Yao Cheng Business Management Partnership (LP) (seal)

/s/ Seal of Tianjin Yao Cheng Business Management Partnership (LP)

By:	/s/ Yang Chen

Name:	Yang Chen

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Tianjin Yaojun Business Management Partnership (LP) (seal)

/s/ Seal of Tianjin Yaojun Business Management Partnership (LP)

By:	/s/ Yang Zhang

Name:	Yang Zhang

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Tianjin Yaowei Business Management Partnership (LP) (seal)

/s/ Seal of Tianjin Yaowei Business Management Partnership (LP)

By:	/s/ Yang Zhang

Name:	Yang Zhang

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Tianjin Yaoan Business Management Partnership (LP) (seal)

/s/ Seal of Tianjin Yaoan Business Management Partnership (LP)

By:	/s/ Yang Zhang

Name:	Yang Zhang

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Tianjin Yaogong Business Management Partnership (LP) (seal)

/s/ Seal of Tianjin Yaogong Business Management Partnership (LP)

By:	/s/ Yang Zhang

Name:	Yang Zhang

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

SAIF Partners (Nanjing) Equity Investment Fund (LP) (seal)

/s/ Seal of SAIF Partners (Nanjing) Equity Investment Fund (LP)

By:	/s/ Yanchao Zhao

Name:	Yanchao Zhao

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

SAIF Partners (Huangshan) Tourist Culture Industrial Development Fund (LP) (seal)

/s/ Seal of SAIF Partners (Huangshan) Tourist Culture Industrial Development Fund (LP)

By:	/s/ Yan Yan

Name:	Yan Yan

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

SAIF Partners (Nanjing) Hengzhun Venture Capital Fund (LP) (seal)

/s/ Seal of SAIF Partners (Nanjing) Hengzhun Venture Capital Fund (LP)

By:	/s/ Yan Yan

Name:	Yan Yan

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Jiaxing Tengyuan Investment Partnership (LP) (seal)

/s/ Seal of Jiaxing Tengyuan Investment Partnership (LP)

By:	/s/ Hongli Yu

Name:	Hongli Yu

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Shanghai Shenli Business Management Partnership (LP) (seal)

/s/ Seal of Shanghai Shenli Business Management Partnership (LP)

/s/ Seal of Shanghai Quanjie Culture Communication Co., Ltd.

By:	/s/ Jian Wang

Name:	Jian Wang

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Huasai Zhikang (Shanghai) Equity Investment Fund Partnership (LP) (seal)

/s/ Seal of Huasai Zhikang (Shanghai) Equity Investment Fund Partnership (LP)

By:	/s/ Ting Cheng

Name:	Ting Cheng

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Shanghai Zhangjiang Torch Venture Capital Co., Ltd. (seal)

/s/ Seal of Shanghai Zhangjiang Torch Venture Capital Co., Ltd.

By:	/s/ Shaoqiong Ding

Name:	Shaoqiong Ding

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Shanghai Zhilin Yiqu Venture Capital Partnership (LP) (seal)

/s/ Seal of Shanghai Zhilin Yiqu Venture Capital Partnership (LP)

/s/ Seal of Shanghai Linrong Business Management Partnership (LP)

By:	/s/ Haotian Jiang

Name:	Haotian Jiang

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Shanghai Technology Venture Capital Co., Ltd. (seal)

/s/ Seal of Shanghai Technology Venture Capital Co., Ltd.

By:	/s/ Weiguo Shen

Name:	Weiguo Shen

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Shanghai Pudong Renmin Zhaoyin Cultural Industry Equity Investment Fund Partnership (LP) (seal)

/s/ Seal of Shanghai Pudong Renmin Zhaoyin Cultural Industry Equity Investment Fund Partnership (LP)

/s/ Shenzhen People's Houpu Private Equity Investment Co., Ltd.

By:	/s/ Yuxing Liu

Name:	Yuxing Liu

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Gongqingcheng Ideate Investment Management Partnership (LP) (seal)

/s/ Seal of Gongqingcheng Ideate Investment Management Partnership (LP)

/s/ Seal of Gongqingcheng Ideate Investment Management Co., Ltd.

By:	/s/ Jun Gao

Name:	Jun Gao

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Shanghai Zhangjiang Technology Venture Capital Co., Ltd. (seal)

/s/ Seal of Shanghai Zhangjiang Technology Venture Capital Co., Ltd.

By:	/s/ Hongliang Yu

Name:	Hongliang Yu

Title:	Legal or authorized representative

[Signature Page to Capital Increase Agreement in respect of 1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Hangzhou Hengqin Investment Management Partnership (LP) (seal)

/s/ Seal of Hangzhou Hengqin Investment Management Partnership (LP)

/s/ Seal of Hangzhou Huazhi Rongke Investment Management Co., Ltd.

By:	/s/ Chunping Li

Name:	Chunping Li

Title:	Legal or authorized representative

Exhibit 1 List of Investors

No.	Investor	Investment amount (RMB)	Number of New Shares subscribed	Subscribed registered capital (RMB)	Amount recorded in capital reserve (RMB)	Shareholding percentage (%)
1	SAIF Partners (Nanjing) Equity Investment Fund (LP)	100,000,000	6,825,007	6,825,007	93,174,993	0.9510%
2	SAIF Partners (Huangshan) Tourist Culture Industrial Development Fund (LP)	30,000,000	2,047,502	2,047,502	27,952,498	0.2853%
3	SAIF Partners (Nanjing) Hengzhun Venture Capital Fund (LP)	20,000,000	1,365,001	1,365,001	18,634,999	0.1902%
4	Jiaxing Tengyuan Investment Partnership (LP)	30,000,000	2,047,502	2,047,502	27,952,498	0.2853%
5	Shanghai Shenli Business Management Partnership (LP)	80,000,000	5,460,006	5,460,006	74,539,994	0.7608%
6	Huasai Zhikang (Shanghai) Equity Investment Fund Partnership (LP)	50,000,000	3,412,503	3,412,503	46,587,497	0.4755%
7	Shanghai Zhangjiang Torch Venture Capital Co., Ltd.	45,000,000	3,071,253	3,071,253	41,928,747	0.4280%
8	Shanghai Zhilin Yiqu Venture Capital Partnership (LP)	40,000,000	2,730,003	2,730,003	37,269,997	0.3804%
9	Shanghai Technology Venture Capital Co., Ltd.	30,000,000	2,047,502	2,047,502	27,952,498	0.2853%
10	Shanghai Pudong Renmin Zhaoyin Cultural Industry Equity Investment Fund Partnership (LP)	30,000,000	2,047,502	2,047,502	27,952,498	0.2853%
11	Gongqingcheng Ideate Investment Management Partnership (LP)	30,000,000	2,047,502	2,047,502	27,952,498	0.2853%
12	Shanghai Zhangjiang Technology Venture Capital Co., Ltd.	20,000,000	1,365,001	1,365,001	18,634,999	0.1902%
13	Hangzhou Hengqin Investment Management Partnership (LP)	10,000,000	682,501	682,501	9,317,499	0.0951%
Total		515,000,000	35,148,785	35,148,785	479,851,215	4.8977%

Exhibit 2 Shareholding Structure of the Company Immediately after the Completion of the Capital Increase

No.	Shareholder	Number of shares held	Registered capital (RMB)	Shareholding percentage (%)
1	Yao Wang Corporation Limited	618,829,900	618,829,900	86.2302
2	Ningbo Youkai Business Management Partnership (LP)	11,137,100	11,137,100	1.5519
3	Shanghai SOE Reform & Development Equity Investment Fund Partnership (LP)	7,424,950	7,424,950	1.0346
4	Ningbo Liangji Industrial Co., Ltd.	5,197,400	5,197,400	0.7242
5	Zhenjiang Huixin Equity Investment Partnership (LP)	4,111,900	4,111,900	0.5730
6	Hezhou Hongshi Equity Investment Partnership (LP)	1,113,450	1,113,450	0.1552
7	Shanghai Yaoxing Business Management Partnership (LP)	1,086,800	1,086,800	0.1514
8	Shanghai Yaoshu Business Management Partnership (LP)	727,350	727,350	0.1014
9	Xinjiang Junying Hongyin Investment Management Partnership (LP)	371,150	371,150	0.0517
10	Tianjin Gangling Business Management Partnership (LP)	13,010,000	13,010,000	1.8129
11	Tianjin Yaocheng Business Management Partnership (LP)	7,978,111	7,978,111	1.1117
12	Tianjin Yaosheng Business Management Partnership (LP)	923,584	923,584	0.1287
13	Tianjin Yaopeng Business Management Partnership (LP)	858,628	858,628	0.1196
14	Tianjin Yaohua Business Management Partnership (LP)	994,715	994,715	0.1386
15	Tianjin Yaoming Business Management Partnership (LP)	1,042,567	1,042,567	0.1453
16	Tianjin Yaotian Business Management Partnership (LP)	828,029	828,029	0.1154
17	Tianjin Yaoding Business Management Partnership (LP)	904,595	904,595	0.1261
18	Tianjin Yao Cheng Business Management Partnership (LP)	807,581	807,581	0.1125
19	Tianjin Yaojun Business Management Partnership (LP)	960,645	960,645	0.1339
20	Tianjin Yaowei Business Management Partnership (LP)	550,461	550,461	0.0767

21	Tianjin Yaoan Business Management Partnership (LP)	974,096	974,096	0.1357
22	Tianjin Yaogong Business Management Partnership (LP)	2,666,988	2,666,988	0.3716
23	SAIF Partners (Nanjing) Equity Investment Fund (LP)	6,825,007	6,825,007	0.9510
24	SAIF Partners (Huangshan) Tourist Culture Industrial Development Fund (LP)	2,047,502	2,047,502	0.2853
25	SAIF Partners (Nanjing) Hengzhun Venture Capital Fund (LP)	1,365,001	1,365,001	0.1902
26	Jiaxing Tengyuan Investment Partnership (LP)	2,047,502	2,047,502	0.2853
27	Shanghai Shenli Business Management Partnership (LP)	5,460,006	5,460,006	0.7608
28	Huasai Zhikang (Shanghai) Equity Investment Fund Partnership (LP)	3,412,503	3,412,503	0.4755
29	Shanghai Zhangjiang Torch Venture Capital Co., Ltd.	3,071,253	3,071,253	0.4280
30	Shanghai Zhilin Yiqu Venture Capital Partnership (LP)	2,730,003	2,730,003	0.3804
31	Shanghai Technology Venture Capital Co., Ltd.	2,047,502	2,047,502	0.2853
32	Shanghai Pudong Renmin Zhaoyin Cultural Industry Equity Investment Fund Partnership (LP)	2,047,502	2,047,502	0.2853
33	Gongqingcheng Ideate Investment Management Partnership (LP)	2,047,502	2,047,502	0.2853
34	Shanghai Zhangjiang Technology Venture Capital Co., Ltd.	1,365,001	1,365,001	0.1902
35	Hangzhou Hengqin Investment Management Partnership (LP)	682,501	682,501	0.0951
Total		717,648,785	717,648,785	100.0000

Exhibit 3 List of Competitors

Exhibit 4 Mailing and Service Information

1.         1 Pharmacy Yao Fang Technology (Shanghai) Co., Ltd.

Address: 4/F, No. 295 Zuchongzhi Road, Pudong New Area, Shanghai

Email: [      ]

Attention: SUN Baohua

2.         Yao Wang Corporation Limited

Address: 4/F, No. 295 Zuchongzhi Road, Pudong New Area, Shanghai

Email: [      ]

Attention: SUN Baohua

3.         Ningbo Youkai Business Management Partnership (LP)

Address: No. 58 Xinfa Road, Suzhou Industrial Park

Email: [      ]

Attention: ZHENG Wenyong

4.         Shanghai SOE Reform & Development Equity Investment Fund Partnership (LP)

Address: Building 8#, Changning Financial Park, No. 1320 Yuyuan Road, Changning District, Shanghai

Email: [      ]

Attention: CHEN Dawei

5.         Ningbo Liangji Industrial Co., Ltd.

Address: 2406A, Jin Mao Tower, No. 88 Century Avenue, Pudong New Area, Shanghai

Email: [      ]

Attention: RUAN Shuhong

6.         Zhenjiang Huixin Equity Investment Partnership (LP)

Address: 212-214, Building 7#, No. 2789 West Guangfu Road, Putuo District, Shanghai

Email: [      ]

Attention: ZHANG Wei

7.         Hezhou Hongshi Equity Investment Partnership (LP)

Address: Room 1617, Guangming Plaza, Chaoyang District, Beijing

Email: [      ]

Attention: FENG Yuanwei

8.         Shanghai Yaoxing Business Management Partnership (LP)

Address: 4/F, No. 295 Zuchongzhi Road, Pudong New Area, Shanghai

Email: [      ]

Attention: SUN Baohua

9.         Shanghai Yaoshu Business Management Partnership (LP)

Address: 4/F, No. 295 Zuchongzhi Road, Pudong New Area, Shanghai

Email: [      ]

Attention: SUN Baohua

10.       Xinjiang Junying Hongyin Investment Management Partnership (LP)

Address: Room 2805, Tower E, Xinhua Tianxi International Finance Center, Shifu Avenue, Shenhe

District, Shenyang, Liaoning

Email: [      ]

Attention: LI Nan

11.       Tianjin Gangling Business Management Partnership (LP)

Address: 4/F, No. 295 Zuchongzhi Road, Pudong New Area, Shanghai

Email: [      ]

Attention: SUN Baohua

12.       Tianjin Yaocheng Business Management Partnership (LP)

Address: 4/F, No. 295 Zuchongzhi Road, Pudong New Area, Shanghai

Email: [      ]

Attention: SUN Baohua

13.       Tianjin Yaosheng Business Management Partnership (LP)

Address: 4/F, No. 295 Zuchongzhi Road, Pudong New Area, Shanghai

Email: [      ]

Attention: SUN Baohua

14.       Tianjin Yaopeng Business Management Partnership (LP)

Address: 4/F, No. 295 Zuchongzhi Road, Pudong New Area, Shanghai

Email: [      ]

Attention: SUN Baohua

15.       Tianjin Yaohua Business Management Partnership (LP)

Address: 4/F, No. 295 Zuchongzhi Road, Pudong New Area, Shanghai

Email: [      ]

Attention: SUN Baohua

16.       Tianjin Yaoming Business Management Partnership (LP)

Address: 4/F, No. 295 Zuchongzhi Road, Pudong New Area, Shanghai

Email: [      ]

Attention: SUN Baohua

17.       Tianjin Yaotian Business Management Partnership (LP)

Address: 4/F, No. 295 Zuchongzhi Road, Pudong New Area, Shanghai

Email: [      ]

Attention: SUN Baohua

18.       Tianjin Yaoding Business Management Partnership (LP)

Address: 4/F, No. 295 Zuchongzhi Road, Pudong New Area, Shanghai

Email: [      ]

Attention: SUN Baohua

19.       Tianjin Yao Cheng Business Management Partnership (LP)

Address: 4/F, No. 295 Zuchongzhi Road, Pudong New Area, Shanghai

Email: [      ]

Attention: SUN Baohua

20.       Tianjin Yaojun Business Management Partnership (LP)

Address: 4/F, No. 295 Zuchongzhi Road, Pudong New Area, Shanghai

Email: [      ]

Attention: SUN Baohua

21.       Tianjin Yaowei Business Management Partnership (LP)

Address: 4/F, No. 295 Zuchongzhi Road, Pudong New Area, Shanghai

Email: [      ]

Attention: SUN Baohua

22.       Tianjin Yaoan Business Management Partnership (LP)

Address: 4/F, No. 295 Zuchongzhi Road, Pudong New Area, Shanghai

Email: [      ]

Attention: SUN Baohua

23.       Tianjin Yaogong Business Management Partnership (LP)

Address: 4/F, No. 295 Zuchongzhi Road, Pudong New Area, Shanghai

Email: [      ]

Attention: SUN Baohua

24.       SAIF Partners (Nanjing) Equity Investment Fund (LP)

Address: 18/F, Tower C, Central International Trade Center, A-6, Jianguomenwai Street, Chaoyang

District, Beijing

Email: [      ]

Attention: MA Xiaoning

25.       SAIF Partners (Huangshan) Tourist Culture Industrial Development Fund (LP)

Address: 18/F, Tower C, Central International Trade Center, A-6, Jianguomenwai Street, Chaoyang

District, Beijing

Email: [      ]

Attention: ZHANG Xin

26.       SAIF Partners (Nanjing) Hengzhun Venture Capital Fund (LP)

Address: Apartment 16, Zone C, Hongqiao State Guest House, No. 1591 Hongqiao Road, Shanghai

Email: [      ]

Attention: ZHU Zhen

27.       Jiaxing Tengyuan Investment Partnership (LP)

Address: 18/F, Tower C, Central International Trade Center, A-6, Jianguomenwai Street, Chaoyang

District, Beijing

Email: [      ]

Attention: ZHAO Yi

28.       Shanghai Shenli Business Management Partnership (LP)

Address: 2/F, No. 399 East Huanlin Road, Pudong New Area, Shanghai

Email: [      ]

Attention: WANG Jian

29.       Huasai Zhikang (Shanghai) Equity Investment Fund Partnership (LP)

Address: 36/F, CITIC Plaza, No. 859 North Sichuan Road, Hongkou District, Shanghai

Email: [      ]

Attention: MO Hongjun

30.       Shanghai Zhangjiang Torch Venture Capital Co., Ltd.

Address: 17/F, No. 118 Rongke Road, Pudong New Area, Shanghai

Email: [      ]

Attention: LIU Zhen

31.       Shanghai Zhilin Yiqu Venture Capital Partnership (LP)

Address: 3205, Huaihai Plaza, No. 1045 Middle Huaihai Road, Xuhui District, Shanghai

Email: [      ]

Attention: XU Jiawen

32.       Shanghai Technology Venture Capital Co., Ltd.

Attention: 39/F, No. 669 Xinzha Road, Jing’an District

Attention: [      ]

Attention: XING Xiu

33.       Shanghai Pudong Renmin Zhaoyin Cultural Industry Equity Investment Fund Partnership (LP)

Address: People’s Daily New Media Building, No. 2 West Jintai Road, Chaoyang District, Beijing

Email: [      ]

Attention: LIU Yuxing

34.       Gongqingcheng Ideate Investment Management Partnership (LP)

Address: 23C, Shentong Information Plaza, No. 55 West Huaihai Road, Xuhui District, Shanghai

Email: [      ]

Attention: LI Jialin

35.       Shanghai Zhangjiang Technology Venture Capital Co., Ltd.

Attention: Block D, Building 16#, No. 1387 Zhangdong Road, Pudong New Area, Shanghai

Email: [      ]

Attention: ZHAO Yuming

36.       Hangzhou Hengqin Investment Management Partnership (LP)

Address: 11/F, Tonghua Technology Plaza, No. 55 Jinhu Road, Pudong New Area, Shanghai

Email: [      ]

Attention: ZHENG Wenjie